UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2005

FLEXTRONICS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore	018989
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6890-7188

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 12, 2005, the Board of Directors of Flextronics International Ltd. (the “Company”) approved an increase in the total number of shares reserved and available for grant and issuance under the Company’s 2004 Award Plan for New Employees (the “Plan”) by an additional 2,500,000 of the Company’s Ordinary Shares.

Key features of the Plan include the following:

•	The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose potential contributions are important to the success of the Company by offering such persons an opportunity to participate in the Company’s future performance through stock awards.

•	Grants under the Plan may be granted only to persons who: (a) were not previously an employee or director of the Company or any parent or subsidiary of the Company or (b) have either (i) completed a period of bona fide non-employment by the Company, and any parent or subsidiary of the Company, of at least 1 year, or (ii) are returning to service as an employee of the Company, or any parent or subsidiary of the Company, after a period of bona fide non-employment of less than 1 year due to the Company’s acquisition of such person’s employer; and then only as an incentive to such persons entering into employment with the Company or any parent or subsidiary of the Company.

•	The Company may only grant nonqualified stock options or stock bonuses under the Plan.

•	The Plan is administered by the Company’s Compensation Committee, which is comprised of two independent directors.

The Plan, as amended, is filed herewith as Exhibit 10.01, and the above description of the Plan is qualified in its entirety by reference to Exhibit 10.01.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 12, 2005, the Board of Directors of the Company appointed Michael McNamara as Chief Executive Officer of the Company effective January 31, 2006, succeeding Michael E. Marks.

Acting on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors appointed Mr. Marks as Chairman of the Board effective upon his retirement as Chief Executive Officer on January 31, 2006. Richard Sharp, the current Chairman of the Board, will continue to serve on the Board of Directors after January 31, 2006.

Mr. McNamara, age 47, has served as Chief Operating Officer of the Company since January 2002. Prior to his promotion, Mr. McNamara served as President, Americas Operations from April 1997 to December 2001, and as Vice President, North American Operations from April 1994 to April 1997. In connection with his appointment as Chief Executive Officer effective January 31, 2006, Mr. McNamara was granted an option to purchase 3,000,000 of the Company’s Ordinary Shares at an exercise price of $12.37 (the closing price of the Company’s Ordinary Shares on the NASDAQ National Market on May 13, 2005). 20% of the option grant vests on May 13, 2006 and the remainder vests in 48 equal monthly installments thereafter. Other terms of Mr. McNamara’s employment have not yet been determined.

Item 9.01.	Financial Statements and Exhibits.

Exhibit

10.01	Flextronics International Ltd. 2004 Award Plan for New Employees, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flextronics International Ltd.

Date: May 18, 2005

	By:	/s/ Thomas J. Smach
Thomas J. Smach
Chief Financial Officer